UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2005

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2005, The First Marblehead Corporation (the “Corporation”) entered into an amendment (the “Amendment”) to the Note Purchase Agreement, dated April 30, 2001, as amended (the “Agreement”), with Bank of America, N.A. (“Bank of America”).

The Agreement relates to certain student loans originated by Bank of America and guaranteed by The Education Resources Institute, Inc.  The Corporation has the exclusive right to securitize such loans as they become “seasoned” under the terms of the Agreement.

The Amendment modifies the terms under which certain categories of loans under the Agreement (the “Covered Loans”) become seasoned and, as a result, eligible for purchase by one of the special purpose trusts utilized in securitizations structured by the Corporation.  On average, the Amendment will accelerate by approximately one year the date on which a Covered Loan becomes seasoned. In addition, the Amendment increases the purchase price that a securitization trust will pay to acquire a Covered Loan.

As a result of the Amendment, Covered Loans in the aggregate principal amount of approximately $180 million became seasoned on January 31, 2005.  Under the terms of the Amendment, additional Covered Loans that are currently owned by Bank of America, as well as future Covered Loans originated by Bank of America, will become seasoned on the date of a securitization transaction satisfying requirements specified in the Amendment.

The Amendment has been attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference, and the summary above is qualified entirely by reference thereto.

Item 2.02.  Results of Operations and Financial Condition

On January 31, 2005, the Corporation announced its financial results for the second quarter of fiscal 2005 and for the six months ended December 31, 2004.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

The following Exhibit 99.2 relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1         Amendment to Note Purchase Agreement, dated as of January 31, 2005, by and between The First Marblehead Corporation and Bank of America, N.A.  Confidential treatment has been requested for certain provisions of this exhibit pursuant to Rule 24b-2 under the Exchange Act.

99.2         Press release entitled “First Marblehead Announces Second Quarter Fiscal 2005 Results,” issued by the Corporation on January 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: January 31, 2005	By:	/s/ Donald R. Peck
Donald R. Peck

Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Amendment to Note Purchase Agreement, dated as of January 31, 2005, by and between The First Marblehead Corporation and Bank of America, N.A.  Confidential treatment has been requested for certain provisions of this exhibit pursuant to Rule 24b-2 under the Exchange Act.

99.2	Press release entitled “First Marblehead Announces Second Quarter Fiscal 2005 Results,” issued by the Corporation on January 31, 2005